SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date or earliest event reported):  November 21, 2008

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-7865	59-1914299
(Commission File No)	(I.R.S. Employer Identification No.)
1870 S. Bayshore Drive Coconut Grove, Florida (Address of Principal Executive Offices)	33133 (Zip Code)

(305)854-6803
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 21, 2008, HMG/Properties, Inc. (“HMG”) issued a press release announcing that HMG’s Board of Directors has authorized the purchase of up to $300,000 of HMG common stock under a share repurchase program that will be in effect through the end of HMG’s 2011 fiscal year.  A copy of the press release is attached as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On November 21, 2008, HMG announced that its Board of Directors has authorized the purchase of up to $300,000 of HMG common stock on the open market or through privately negotiated transactions.  The program will be in place through the end of HMG’s 2011 fiscal year.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1
Release dated November 21, 2008 announcing that HMG’s Board of Directors has authorized the purchase of up to $300,000 of HMG common stock under a share repurchase program that will be in effect through the end of HMG’s 2011 fiscal year.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMC/COURTLAND PROPERTIES, INC.

By:	/S/ LAWRENCE ROTHSTEIN
Lawrence Rothstein
Principal Financial Officer

Date:                      November 21, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1
Release dated November 21, 2008 announcing that HMG’s Board of Directors has authorized the purchase of up to $300,000 of HMG common stock under a share repurchase program that will be in effect through the end of HMG’s 2011 fiscal year.